UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2012

CHINA INTELLIGENCE INFORMATION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	333-131017	98-0509797
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

11th Floor No.11 Building, Shuntai Square, No.2000 Shunhua Rd, High-tech Industrial Development Zone, Jinan, China 250101
(Address of principal executive offices)

86-531-55585742 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Director

Mr. Qinghua Wang, a member of the Board of Directors of the company, resigned as a member of the board of directors of China Intelligence and as the general manager of the subsidiary company, Jinan Yinquan Technology Co,.Ltd, due to the personal reasons. The Board accepted Mr. Wang’s resignation, effective August 27, 2012. There was no disagreement between Mr. Wang and the Company prior to his resignation on any matter related to the Company’s operations, policies or practices. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	China Intelligence Information Systems, Inc., press release released August 29, 2012 announcing the resignation of Qinghua Wang as Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INTELLIGENCE INFORMATION SYSTEM, INC.

	By:	/s/Kunwu Li
Dated: August 30, 2012		Kunwu Li, Chief Executive Officer